Exhibit 99.1

Joint Filing Agreement

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

ALTITUDE V HOLDINGS, LLC

Signature:	/s/ Michael Lustbader
Name/Title:	Michael Lustbader, Managing Principal of Manager of General Partner of Sole Member
Date:	May 8, 2025

ALTITUDE VI HOLDINGS, LLC

Signature:	/s/ David Wodlinger
Name/Title:	David Wodlinger, Managing Principal of Manager of General Partner of Sole Member
Date:	May 8, 2025

ARLINGTON CAPITAL PARTNERS V, L.P.

Signature:	/s/ Michael Lustbader
Name/Title:	Michael Lustbader, Managing Principal of Manager of General Partner
Date:	May 8, 2025

ARLINGTON CAPITAL PARTNERS VI, L.P.

Signature:	/s/ David Wodlinger
Name/Title:	David Wodlinger, Managing Principal of Manager of General Partner
Date:	May 8, 2025

ARLINGTON MANAGEMENT V, L.L.C.

Signature:	/s/ Michael Lustbader
Name/Title:	Michael Lustbader, Managing Principal
Date:	May 8, 2025

ARLINGTON MANAGEMENT VI, L.L.C.

Signature:	/s/ David Wodlinger
Name/Title:	David Wodlinger, Managing Principal
Date:	May 8, 2025